UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 2, 2015

Calamos Asset Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51003	32-0122554
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2020 Calamos Court
Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (630) 245-7200

Not Applicable

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
SIGNATURES

Item 5.07 Submission of Matters to a Vote of Security Holders.

Calamos Asset Management, Inc. (“Corporation”) held its Annual Meeting of Stockholders on June 2, 2015. The stockholders: (i) elected the Corporation’s nominees as Directors; (ii) approved, on an advisory basis, the compensation of the Corporation’s Named Executive Officers; and (iii) ratified the appointment of McGladrey LLP as the Corporation’s independent auditors. Each elected Director shall serve until the 2016 Annual Stockholders Meeting or until a successor is elected and qualified or until that person’s earlier resignation, retirement, death, disqualification or removal. McGladrey LLP shall serve for the fiscal year ending December 31, 2015.

The table below shows the voting results:

	For	Against	Abstain	Broker Non-Vote
Election of Directors
John P. Calamos, Sr.	777,947,000	0	0	0
Gary D. Black	789,901,853	1,091,641	70,052	3,645,433
Thomas F. Eggers	789,006,943	1,988,580	68,023	3,645,433
Richard W. Gilbert	789,033,177	1,961,563	68,805	3,645,433
Keith M. Schappert	789,008,081	1,987,442	68,023	3,645,433
William N. Shiebler	788,917,053	2,078,470	68,023	3,645,433

Approval of Named Executive Officers Compensation	781,323,620	9,621,332	118,593	3,645,433

Ratification of the Appointment of Public Accounting Firm	794,557,794	81,950	69,235	n/a

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMOS ASSET MANAGEMENT, INC.

Date: June 4, 2015	By:	/s/ J. Christopher Jackson
J. Christopher Jackson
Senior Vice President, General Counsel and Secretary

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